Exhibit 10.1

EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (“Agreement”) is made as of March 27, 2020 (the “Effective Date”) between Invacare Corporation (the “Company”) and Matthew E. Monaghan (“Executive”).

WHEREAS, the Executive and the Company are parties to an Employment Agreement dated as of January 21, 2015, pursuant to which the Executive was hired to serve as the Company’s President and Chief Executive Officer (the “Prior Agreement”);

WHEREAS, since the date of the Prior Agreement, the Executive was appointed as Chairman of the Board in May 2015;

WHEREAS, the Board of Directors of the Company desires for the Executive to continue to serve in the position of President and Chief Executive Officer, and Executive desires to continue his employment with the Company in such positions, on the terms herein provided; and

WHEREAS, the parties desire to enter into this Agreement, effective upon the Effective Date, and that this Agreement shall supersede the Prior Agreement in all respects.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1.    Definitions.
For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.
“Affiliate(s)” — means any Person which, directly or indirectly controls, is controlled by, or is under common control with, any referenced Person.
“Agreement” — means this Employment Agreement, including any Exhibits hereto, as amended from time to time.
“Annual Performance Bonus” — as described in Section 3.2.
“Board” — means the Board of Directors of the Company.
“Cause” — means the occurrence of any of the following events during the Employment Period:
(i) Executive shall have been convicted of a felony;
(ii) Executive commits an act or series of acts of dishonesty in the course of Executive’s employment which are materially inimical to the best interests of the Company, as determined by the vote of the Board (exclusive of the Executive, if the Executive is a Director of the Company);
(iii) any federal or state regulatory agency with jurisdiction over the Company has issued a final order, with no further right of appeal, that has the effect of suspending, removing, or barring Executive from continuing his service as an officer or Director of the Company;

(iv) after being notified in writing by the Board to cease any particular Competitive Activity, Executive shall intentionally continue to engage in such Competitive Activity while Executive remains in the employ of the Company; or
(v) Executive shall fail to devote his full business time to the business of the Company (excluding for these purposes any services performed for any charitable organizations, or organizations where he is participating as the Company’s representative), which failure continues after 30 days following the Company’s notice to Executive specifying such failure, during which time he will have the right to cure.
“Compensation Committee” — means the Compensation & Management Development Committee of the Board.
“Competitive Activity” — means directly or indirectly, Executive’s rendering of services or acting as an officer, director, partner, agent, consultant or employee of, or otherwise assisting any Competitor (excluding ownership of less than five percent (5%) of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market), whether on his own behalf or on behalf of any other Person anywhere in the world in which the Company conducts business activity.
“Competitive Product” — means a product which is similar to or competitive with a product manufactured and/or sold by the Company, or with respect to which the Company has conducted research, during the three (3) years immediately preceding cessation of Executive’s employment.
“Competitor” — means any Person, and/or an Affiliate thereof, engaged in or about to become engaged in research on, or the production and/or sale or distribution of any Competitive Product.
“Disability” — means any physical or mental impairment because of which: (a) Executive is entitled to (i) disability retirement benefits under the federal Social Security Act or (ii) recover benefits under any long-term disability plan maintained by the Company or Executive; (b)  Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or is continuous for a period of not less than 180 days; or (c) Executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering executives of the Company.
“Company” — means Invacare Corporation, an Ohio corporation, and its successors and assigns.
“Employment Period” — means the period of time during which Executive is employed under this Agreement.
“Good Reason” - means the occurrence of any of the following events during the Employment Period that remain uncured by the Company following 30 days advance written notice thereof by Executive (which written notice is provided by Executive within 30 days of the occurrence of the event); unless Executive grants his prior written consent: (a) Executive’s principal place of employment is relocated more than 75 miles from One Invacare Way, Elyria, Ohio so as to be further from his personal residence; (b) any material reduction of Executive’s Base Salary below the annualized amount of $927,000; (c) Executive’s opportunity for cash incentive compensation as an officer or employee of the Company is reduced to a level below 107.9% of his Base Salary; notwithstanding the foregoing, a reduction in Salary or a reduction in opportunity for incentive compensation shall not constitute “Good Reason” under this Agreement if the percentage reduction in salary or percentage reduction in opportunity for cash incentive compensation to Executive is equal to or less than the average percentage reduction in salary or percentage reduction in opportunity for cash incentive compensation made to all other Section 16 Officers of the Company, or (d) Executive ceases to hold the positions of President and Chief Executive Officer of the Company. Executive and the Company each acknowledge and agree that the Board retains the sole discretion to determine who shall serve as the Chairman of the Board and that the Board may appoint an individual other than Executive and/or remove Executive as Chairman of the Board without affecting this Agreement or triggering any rights or obligations hereunder, and that neither the entering into this Agreement nor any determination by the Board to appoint an individual other than Executive and/or remove Executive as Chairman of the Board in the future shall constitute Good Reason.
“Person” — means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.
“Section 16 Officer” – means any individual then employed by the Company who is designated by the Board as an "officer" within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended.
2.    Employment Term and Duties.
2.1    Employment. The Company hereby continues to employ Executive, and Executive accepts continuation of employment by the Company, upon the terms and conditions set forth in this Agreement.
2.2    Term. The term of this Agreement shall begin on the Effective Date and continue until the earlier of (i) the date this Agreement is terminated in accordance with the provisions of Section 5 hereof or (ii) May 31, 2023.
2.3    Duties.
(a)    During the Employment Period, Executive will serve as the President and Chief Executive Officer of the Company, with duties and responsibilities associated with and related to such position and as otherwise requested by the Board. Executive and the Company acknowledge and agree that Executive’s duties and responsibilities in the role of Chairman of Board of the Company are expressly excluded from the duties and responsibilities referenced in the preceding sentence, that the Board retains the sole discretion to determine who shall serve as the Chairman of the Board and that the Board may appoint an individual other than Executive and/or remove Executive as Chairman of the Board without affecting this Agreement or triggering any rights or obligations hereunder.
(b)    Executive will (a) devote Executive’s full business time, effort, energy and skill (vacations and reasonable absences due to illness excepted) as is necessary to fulfill the duties of his position and those assigned by the Board; (b) use his best efforts to promote the success of the business, and (c) cooperate fully with the requests of the Board in the advancement of the best interests of the Company and its Affiliates. During the Employment Period, Executive shall not be engaged in or provide services to any other business or Person (whether engaged for profit or not), which interferes with Executive’s obligations under this Agreement.

3.    Compensation.
3.1    Basic Compensation.
(a)    Base Salary. The Company shall pay to Executive an annualized salary at a rate of Nine Hundred Twenty-Seven Thousand Dollars ($927,000.00) per year (the “Base Salary”), payable in equal periodic installments in accordance with the Company’s customary payroll practices. Any adjustment in the Base Salary shall be made by, and at the sole discretion and approval of, the Compensation Committee or the Board, and, as adjusted, shall become Executive’s new “Base Salary” hereunder for the remainder of the Employment Period (unless and until further adjusted); provided that the Company may not decrease the rate of the Base Salary unless such decrease is the same or less than, on a percentage basis, the salary decreases for the average of all other Section 16 Officers of the Company. The foregoing Base Salary rate shall apply effective January 1, 2020, consistent with the Company’s practices for annual merit increases of its executive officers.
(b)    Benefits. Executive will, during the Employment Period, be entitled to participate in the Invacare Retirement Savings Plan, the Invacare Corporation Deferred Compensation Plus Plan, the CEO Life Insurance Plan and the Executive Health Management Program. In addition, Executive also will be entitled to participate in such other health and welfare benefit plans as in effect and made available to its salaried employees generally if, and to the extent that, Executive is eligible under the terms of such other plans. Any benefits granted to or received by Executive hereunder shall be subject to such local, state or federal tax reporting and withholding requirements as may be in effect at any time during the Employment Period.
3.2    Annual Performance Bonus. If and to the extent that the Company provides its executive officers with the opportunity to earn a cash bonus under the Company’s Executive Incentive Bonus Plan (“Bonus Plan”) during the Employment Period, Executive shall be a participant in such plan and be eligible to earn a bonus based upon the satisfaction by the Company and/or Executive of certain metrics relating to quantitative and qualitative goals as determined by the Compensation Committee in its sole discretion, and subject in all respects to the terms and conditions of such plan. Executive’s annual target bonus opportunity will be 107.9% of the Base Salary.
3.3    Long Term Incentive Plan.     During the Employment Period, the Executive is eligible to participate in the Company’s Long-Term Incentive Plan (LTIP) with a mix of time-based and/or performance based LTIP equity awards each year commensurate with the Compensation Committee’s philosophy and objectives for the Company’s executive compensation practices. Executive will receive an annual LTIP grant in 2020 with a targeted value of $4,120,000, comprised of (i) thirty percent (30%) service-based restricted shares ($1,236,000) which will vest, subject to the terms of the award agreement, in three equal annual installments on each of May 15, 2021, 2022 and 2023, and (ii) seventy percent (70%) performance-based shares ($2,884,000), which will vest subject to the terms of the award agreement and subject to and upon achievement of performance goals established by the Compensation Committee, as determined by the Compensation Committee in its sole discretion, and covering the three (3) year period January 1, 2020 to December 31, 2022. Actual payouts for performance-based share awards can range from 0% to 150% of target value based on performance against the goals, as determined by the Compensation Committee in its sole discretion. The number of shares underlying the equity awards granted to Executive in 2020 will be determined based upon a value of $8.42 per share, which is the average of the closing prices for the Company’s common shares on the trading days over the 30-day period ending February 28, 2020.
Beginning in 2021 and for each year thereafter, if awards are granted under the LTIP, the targeted amount of Executive’s LTIP awards, as well as the type of awards and the mix of performance-based and service-based awards will be commensurate with Executive’s position, and relative to the Company’s other executive officers, and the Compensation Committee’s philosophy and objectives for the Company’s executive compensation practices. Any awards granted under the LTIP will be earned and paid or settled in accordance with the terms and conditions of the Company’s 2018 Equity Compensation Plan (or any similar equity compensation plan) and any applicable award agreement.
3.4     Inducement Award. So long as this Agreement is fully executed on or before March 31, 2020, Executive shall be eligible to receive a one-time renewal inducement grant of restricted shares, under the Company’s 2018 Equity Compensation Plan (the “Inducement Award”) with an aggregate value of $1,000,000. The number of shares underlying the Inducement Awards will be determined based upon a value of $8.42 per share, which is the average of the closing prices for the Company’s common shares on the trading days over the 30-day period ending February 28, 2020. The Inducement Award shall be evidenced by an award agreement and shall be subject to the terms and conditions provided therein. The Inducement Award will vest, subject to the terms of the award agreement, in three annual installments of 25% on each of May 15, 2021 and May 15, 2022, and 50% on May 15, 2023.
3.5    Reimbursement of Legal Fees. The Company shall pay reasonable legal fees incurred by Executive in connection with the negotiation of this Agreement up to $25,000, provided that any such payment shall be made no later than July 15, 2020.
3.6    Business Expenses. Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business and travel expenses incurred by Executive in connection with the performance of Executive's duties hereunder in accordance with the Company's expense reimbursement policies and procedures. Without limiting the foregoing, during the Employment Period, if Executive believes that it would be more efficient to use his personal airplane for specific and limited travel conducting Company business, then Executive shall be entitled to use his personal airplane for such travel, subject to the following conditions: (i) Executive shall not fly with any other Company employee, consultant, director, customer, supplier or other person affiliated in any way with the Company or its affiliates; and (ii) the Executive shall remain insurable such that the Company will have the ability, in its discretion, to obtain and maintain in force applicable insurance coverage at commercially reasonable cost and in amounts and scope that it deems sufficient and appropriate. In the event that Executive uses his airplane for such purposes in compliance with the foregoing conditions, then he shall be entitled to reimbursement by the Company for such travel on Company business at the rate of the lesser of (A) his actual out-of-pocket costs for such flight; or (B) one refundable business class ticket for a commercial flight between the applicable end-points (or the nearest applicable commercial airports) of the trip.
4.    Vacations and Holidays. Executive will be entitled to paid vacation each calendar year during the Employment Period in an amount of up to five (5) weeks, consistent with existing practices for other executive officers as of the date hereof. Such vacation shall be taken in accordance with the vacation policies of the Company in effect for its executive officers from time to time. Executive also will be entitled to the paid holidays as set forth in the Company’s policies.
5.    Termination.
5.1    Events of Termination.
(a)    Death; Disability. In the event of Executive’s death or Disability, his employment with the Company shall be deemed terminated as of the end of the month in which such death occurs or such Disability is determined to have occurred.

(b)    By The Company for Cause. Executive’s employment with the Company may be terminated immediately at the option of and by written notice from the Company if the Board in good faith determines that Executive has acted (or has refrained from acting) in such a manner that a termination of employment for Cause exists.
(c)    By The Company without Cause. The Company also may terminate Executive’s employment at any time upon not less than thirty (30) days advance written notice without Cause. The Company may accelerate the effective date of such termination if, in lieu of such notice, and in addition to the payments required by Section 5.2(c) below, the Company continues to pay Salary to Executive for a number of days equal to the number of days by which the Company accelerated the effective date of Executive’s termination.
(d)    By Executive without Good Reason. Executive may terminate his employment with the Company at any time without Good Reason upon not less than thirty (30) days advance written notice to the Company; provided, however, that after the receipt of such notice, the Company may, in its discretion, accelerate the effective date of such termination at any time by written notice to Executive.
(e)    By Executive with Good Reason. Executive may terminate his employment with the Company with Good Reason, upon not less than thirty (30) days advance written notice to the Company, which notice shall specify, in reasonable detail, Executive’s basis for alleging Good Reason; provided, however, that after the receipt of such notice, the Company may, in its discretion accelerate the effective date of such termination at any time by written notice to Executive so long as the Company continues to pay Salary to Executive for a number of days equal to the number of days by which the Company accelerated the effective date of Executive’s termination.
5.2    Termination Pay. Effective upon the termination of the Employment Period, the Company will be obligated to pay Executive (or, in the event of his death, his designated beneficiary) only such compensation as is provided in this Section 5.2, or as otherwise provided under any Company plans or programs. Executive will not receive, as part of his termination pay pursuant to this Section 5.2, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement. For purposes of this Section 5.2, Executive’s designated beneficiary will be such individual beneficiary or trust, located at such address, as Executive may designate by notice to the Company from time to time or, if Executive fails to give notice to the Company of such a beneficiary, Executive’s estate.
(a)    Termination by Death or Disability. If the Employment Period is terminated because of Executive’s death or as a result of Executive’s Disability, as determined under Section 10.1, the Company will, in accordance with normal payroll practice, pay to Executive or to Executive’s designated beneficiary, Executive’s Salary through the end of the month in which such death or Disability occurs. In addition to the foregoing, if Executive’s employment is terminated because of Executive’s death or Disability, the Company will pay to Executive or to Executive’s designated beneficiary, on a pro rata basis to the date of death or Disability, such bonus, if any, to which Executive would have been entitled if his employment had not terminated prior to the end of such fiscal year, all in accordance with the Company’s normal practices and following the Company’s determination of such pro rata bonus amount.
(b)    Termination by The Company Without Cause or by Executive for Good Reason. If the Company terminates Executive’s employment without Cause or Executive terminates his employment for Good Reason and, in either case, Executive executes and delivers a release of claims substantially in the form attached as Exhibit A (the “Release”) hereto and such Release becomes effective and irrevocable within sixty (60) days following the date of Executive’s termination of employment (such sixty (60) -day period, the “Release Signing Period”), Executive shall be entitled to the following:
            (i)     the Company will continue to pay to Executive his Base Salary, in accordance with normal payroll practice, for a period of twenty-four (24) months following the effective date of the termination of his employment, which payments shall commence on the first payroll date following the date on which the Release becomes effective and irrevocable; provided that, if the Release Signing Period begins in one taxable year and ends in another taxable year, payments shall not begin until the beginning of the second taxable year; provided, further, that, the first payment shall include all amounts that would otherwise have been paid to Executive during the period beginning on the date of Executive’s termination of employment and ending on the first payment date if no delay had been imposed;

(ii)     Executive shall be entitled to a pro-rated payment under the Company’s Bonus Plan (or any similar annual bonus plan) in an amount equal to (x) the target amount of Executive’s annual bonus for the year in which the termination occurs, multiplied by (y) a quotient in which the numerator is the number of days during the applicable plan year in which Executive was employed with the Company and the denominator is 365. Any amount payable to Executive under the Bonus Plan (or any similar bonus plan) pursuant to this Section 5.2(b)(ii) will be paid at the same time payments are generally made to other participants in the plan, subject to Section 7.12, or, if later, on the first payroll date following the date on which the Release becomes effective and irrevocable; and
(iii)     if Executive timely and properly elects continuation coverage under the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA"), the Company shall reimburse the Executive for the monthly COBRA premium paid by the Executive for himself and his dependents. Such reimbursement shall be paid to Executive on the first payroll date of the month immediately following the month in which Executive timely remits the premium payment. Executive shall be eligible to receive such reimbursement until the earliest of: (A) the twelve (12) -month anniversary of the date of his termination of employment; (B) the date the Executive is no longer eligible to receive COBRA continuation coverage; and (C) the date on which the Executive becomes eligible to receive health insurance coverage from another employer. Notwithstanding the foregoing, if the Company's payments under this Section 5.2(b)(iii) would violate the nondiscrimination rules applicable to non-grandfathered plans, or result in the imposition of penalties under the Patient Protection and Affordable Care Act of 2010 and the related regulations and guidance promulgated thereunder ("PPACA"), the parties agree to reform this Section 5.2(b)(iii) in a manner as is necessary to comply with PPACA.
(c)    Termination by Executive Without Good Reason. If Executive terminates his employment for any reason other than Good Reason, the Company shall continue to pay to Executive his Base Salary, in accordance with normal payroll practice, for the shorter of: (i) thirty (30) days, or (ii) the notice period provided by Executive with respect to his termination.
(d)    Expiration of Term of Employment. If the term of this Agreement expires in accordance with Section 2.2(ii) hereof and Executive and the Company have not entered into a successor employment agreement, (i) any continued employment of Executive by the Company thereafter will continue to be “at will” and (ii) this Agreement, and the rights and obligations of the parties hereunder, shall have no further force and effect.
6.    Restrictive Covenants. Executive has executed the Technical Information and Non-Competition Agreement between the Company and Executive, dated as of April 1, 2015 (the “Technical Information and Non-Competition Agreement”), and further acknowledges and agrees that said covenants and obligations of the Technical Information and Non-Competition Agreement shall survive the execution, expiration or termination of this Agreement.
7.    General Provisions.
7.1    Representations and Warranties by the Parties.
(a)    Representations by the Company. The Company represents and warrants to Executive that the execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (i) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Company; or (ii) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Company is a party or by which the Company is or may be bound.
(b)     Consent to Examination.
If requested by the Board, Executive must submit to a reasonable number of mental or physical examinations by a licensed physician reasonably acceptable to the parties to enable a determination of Executive’s “Disability” for purposes of this Agreement. Executive hereby authorizes the disclosure and release to the Company of the results of any such mental or physical examinations and all supporting records. If Executive is not legally competent, Executive’s legal guardian or duly authorized attorney-in-fact will act in Executive’s stead, for the purposes of submitting Executive to the examinations, and providing the authorization of disclosure.
7.2    Obligations Contingent on Performance. The obligations of the Company hereunder, including its obligation to pay the Compensation provided for herein, are contingent upon Executive’s performance of Executive’s obligations hereunder.
7.3    Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.
7.4    Binding Effect; Delegation of Executive’s Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any Affiliate to which the Company may assign this Agreement or any entity with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of Executive under this Agreement, being personal, may not be delegated or assigned.
7.5    Notices. All notices required to be given or delivered pursuant to this Agreement shall be in writing, and shall be given or delivered as follows:

If to the Company:    Invacare Corporation
One Invacare Way
Elyria, Ohio 44035
Attention: Senior Vice President - Human Resources

If to Executive:     Matthew E. Monaghan
[Redacted]

With a copy to:	Jason B. Sims, Esq.
Dinsmore & Shohl, LLP
191West Nationwide Blvd., Suite 300
Columbus, Ohio 43215

or in any case, to such other address for a party as to which notice shall have been given to each of the parties hereto in accordance with this Section. Notices so addressed shall be deemed to have been duly given (i) on the third business day after the day of registration, if sent by registered or certified U.S. Mail, first-class postage prepaid, or (ii) on the next business day following the documented acceptance thereof for next-day delivery by a national overnight air courier service, or (iii) on the date sent by facsimile transmission, if electronically confirmed. Otherwise, notices shall be deemed to have been given when delivered to such address.

7.6    Entire Agreement; Amendments. This Agreement, as it may be amended from time to time, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all other agreements or understandings, oral or written, between the parties hereto with respect to the subject matter hereof, including without limitation the Prior Agreement. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.
7.7    Governing Law; Venue and Jurisdiction. This Agreement shall be governed by and under the laws of the State of Ohio. The Company and Executive each consent to exclusive venue and personal jurisdiction over them in any state or federal court with jurisdiction over Lorain County, Ohio or Cuyahoga County, Ohio for the purpose of construction and enforcement of this Agreement or any other dispute between the parties involving this Agreement.
7.8    Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
7.9    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
7.10    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

7.11    Withholding. The Company shall have the right to withhold from any payments and benefits under this Agreement any and all amounts necessary for payroll taxes and other withholdings.
7.12    Maintenance of Exemption From Code Section 409A. It is the intention and purpose of the Company and Executive that this Agreement shall be deemed to be at all relevant times exempt from compliance with Section 409A of the Internal Revenue Code of 1986, as amended, (“Section 409A”) and all other applicable laws. This Agreement shall be so interpreted and is intended to be so administered. However, notwithstanding anything in this Agreement to the contrary, the Company makes no representations or warranties as to the tax effects of payments made to Executive pursuant to this Agreement, and any and all tax consequences incident to such shall solely be the responsibility of Executive, or any successor-in-interest. Notwithstanding any provision in this Agreement to the contrary, if Executive is deemed to be a "specified employee" within the meaning of Treasury Regulation Section 1.409A-1(i) as of the date of Executive’s separation from service (within the meaning of Treas. Reg. Section 1.409A-1(h)), then any payment or benefit pursuant to this Agreement on account of Executive’s separation from service, to the extent such payment constitutes non-qualified deferred compensation subject to Section 409A and is required to be delayed pursuant to Section 409A(a)(2)(B)(i) of the Code (after taking into account any exclusions applicable to such payment under Section 409A), shall not be made until the first payroll date to occur after (i) the expiration of the six (6) month period from the date of Executive’s separation from service, or (ii) if earlier, the date of Executive’s death (the "Delay Period"). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Agreement (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay), will be paid or reimbursed to Executive in a lump sum, with interest at the mid-term applicable federal rate, and any remaining payments and benefits due under this Agreement will be paid or provided in accordance with the normal payment dates specified for them herein. Each payment hereunder (including without limitation each monthly payment or payment made on a payroll period basis, even if it might otherwise be part of a series of installment payments) shall constitute a separate payment hereunder for purposes of Section 409A.
To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (ii) any reimbursement of an eligible expense shall be paid to Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (iii) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.
[Signatures on Following Page.]

IN WITNESS WHEREOF, the parties have executed and delivered this Employment Agreement as of the date first written above.

INVACARE CORPORATION

By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Senior Vice President and Chief Financial Officer

("The Company")

/s/ Matthew E. Monaghan
Matthew E. Monaghan

("Executive")

Exhibit A
GENERAL RELEASE OF CLAIMS

Matthew E. Monaghan ("Executive") and Invacare Corporation (the “Company"), in exchange for their mutual covenants and obligations set forth herein, hereby agree as follows:

1.Executive’s Release. For consideration in the form of the payments and benefits described in the Employment Agreement between Executive and the Company dated March 27, 2020 (the “Employment Agreement”), Executive does hereby for himself and for his heirs, executors, successors and assigns, release and forever discharge the Company, its parent company(ies), subsidiaries, divisions, and affiliated businesses, direct or indirect, if any, together with its and their respective officers, directors, shareholders, management, representatives, agents, employees, successors, assigns, and attorneys, both known and unknown, in both their personal and agency capacities (collectively, “the Company Entities”) of and from any and all claims, demands, damages, actions or causes of action, suits, claims, charges, complaints, contracts, whether oral or written, express or implied and promises, at law or in equity, of whatsoever kind or nature, including but not limited to any alleged violation of any state or federal anti-discrimination or anti-retaliation statutes or regulations, including but not limited to Title VII of the Civil Rights Act of 1964 as amended, ERISA, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act (“FMLA”), Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, Title VIII of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the False Claims Act, breach of any express or implied contract or promise, wrongful discharge, violation of public policy, or tort, all demands for attorney's fees, back pay, holiday pay, vacation pay, bonus, group insurance, any claims for reinstatement, all employee benefits and claims for money, out of pocket expenses, any claims for emotional distress, degradation, humiliation, that Executive might now have or may subsequently have, whether known or unknown, suspected or unsuspected, by reason of any matter or thing, arising out of or in any way connected with, directly or indirectly, any acts or omissions of the Company or any of its directors, officers, shareholders, employees and/or agents arising out of Executive's employment and separation from employment which have occurred prior to the date this Release of Claims (“Release”) becomes effective pursuant to Section 7 hereof (the “Effective Date”), or which may arise as a result of his separation from employment, except those matters specifically set forth herein, and except for any health, welfare, pension or retirement benefits, if any, which may have vested on Executive's behalf prior to his separation from employment under the generally applicable terms of such programs, and except for any claims arising solely out of Executive’s status as a shareholder of the Company, and except for any rights Executive has under any applicable policies of Directors and Officers liability insurance, and except for any rights Executive has under any Indemnity Agreement.

2.Older Workers Benefit Protection Act (“OWBPA”). Executive recognizes and understands that, by executing this Release, he shall be releasing the Company Entities from any claims that he now has, may have, or subsequently may have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. §§621, et seq., as amended, by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to and including the Effective Date of this Release. In other words, Executive will have none of the legal rights against the aforementioned that he would otherwise have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. §§621, et seq., as amended, by his signing this Release.
3.Consideration Period. The Company hereby notifies Executive of his right to consult with his chosen legal counsel before signing this Agreement. Through his signature below, Executive represents that he has consulted with, and been represented by, competent legal counsel in the negotiation of this Release and the related Employment Agreement. The Company shall afford, and Executive acknowledges receiving, not less than twenty-one (21) calendar days in which to consider this Release to ensure that Executive’s execution of this Release is knowing and voluntary. In signing below, Executive expressly acknowledges that he has been afforded the opportunity to take at least twenty-one (21) days to consider this Release and that his execution of same is with full knowledge of the consequences thereof and is of his own free will.
Notwithstanding the fact that the Company has allowed Executive twenty-one (21) days to consider this Release, Executive may elect to execute this Release prior to the end of such 21-day period. If Executive elects to execute this Release prior to the end of such 21-day period, then by his signature below, Executive represents that he has consulted with, and been represented by, his chosen legal counsel, and his decision to accept this shortening of the time was knowing and voluntary, and was not induced by fraud, misrepresentation, or any threat to withdraw or alter the benefits provided by the Company herein, or by the Company providing different terms to any similarly-situated Executive executing this Release prior to end of such 21-day consideration period. The parties agree changes, whether material or immaterial, to this Release shall not restart the running of the twenty-one (21) day time period.
4.Revocation Period. Both the Company and Executive agree and recognize that, for a period of seven (7) calendar days following Executive’s execution of this Release, Executive may revoke this Release by providing written notice revoking the same, within this seven (7) day period, delivered by hand or by certified mail, addressed to Senior Vice President--Human Resources, Invacare Corporation, One Invacare Way, Elyria, OH 44035, delivered or postmarked within such seven (7) day period. In the event Executive so revokes this Release, each party will receive only those entitlements and/or benefits that he/it would have received regardless of this Release.

5.Acknowledgments. Executive acknowledges that Executive has carefully read and fully understands all of the provisions of this Release, that Executive has not relied on any representations of the Company or any of its representatives, directors, officers, executives and/or agents to induce Executive to enter into this Release, other than as specifically set forth herein and that Executive is fully competent to enter into this Release and has not been pressured, coerced or otherwise unduly influenced to enter into this Release and that Executive has voluntarily entered into this Release of Executive's own free will. Executive further acknowledges that he has consulted with, and been represented by, competent legal counsel in the negotiation of this Release. The parties agree that any capitalized terms not otherwise defined herein shall have the meaning given to them in the Employment Agreement.
6.Governing Law. This Release shall be governed under the laws of the State of Ohio.
7.Effective Date. This General Release of Claims shall become effective only upon (a) execution of this General Release of Claims by Executive after the expiration of the twenty-one (21) day consideration period described in §3 of this General Release of Claims, unless such consideration period is voluntarily shortened as provided by law; and (b) the expiration of the seven (7) day period for revocation of this General Release of Claims after execution by Executive described in §4 of this General Release of Claims without this General Release of Claims being revoked, but only if such execution and expiration of the revocation period both occur on or prior to a date which is thirty (30) calendar days following Executive’s date of separation from employment.
CAUTION TO EXECUTIVE: READ BEFORE SIGNING. THIS DOCUMENT CONTAINS A RELEASE OF ALL CLAIMS AGAINST THE COMPANY ENTITIES PRIOR TO THE EFFECTIVE DATE OF THIS GENERAL RELEASE OF CLAIMS.

DATE OF EXECUTION BY EXECUTIVE:	AGREED TO AND ACCEPTED BY:

[insert name of Executive]

EXECUTION WITNESSED BY:

DATE OF EXECUTION BY COMPANY:		AGREED TO AND ACCEPTED BY
INVACARE CORPORATION

BY:

TITLE:

EXECUTION WITNESSED BY: